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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                                ____________

                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                             US SEARCH.com Inc.
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           (Exact Name of Registrant as Specified in its Charter)

               Delaware                                  95-4504143
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

 9107 Wilshire Blvd., Suite 700, Beverly Hills, CA             90210
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(Address of principal executive offices)                     (Zip code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
                                                              333-76099
                                                       -----------------------
                                                            (if applicable)

                                       1.
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Item 1.

Description of Registrant's Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled "Description of Capital Stock," commencing at page 54 of the Prospectus included in the Registrant's Form S-1 Registration Statement, No. 333-76099, filed with the Securities and Exchange Commission (the "Commission") on April 12, 1999 and is incorporated herein by reference.

Item 2.

Exhibits.

The following exhibits are filed as a part of this registration statement:

     Exhibit
     Number            Description

     3.1*               Certificate of Incorporation
     3.1.1*             Certificate of Amendment to Certificate of Incorporation
                        changing corporate name to US SEARCH.com Inc.
     3.2*               Bylaws
     4.1*               Form of Common Stock Certificate
     4.2*               Warrant to purchase up to 500 shares of Common Stock,
                        dated September 14, 1998, issued by the Registrant to The Kushner-Locke Company
     4.3*               10% Convertible Subordinated Notes for up to
                        $5,500,000, dated January 7, 1999, issued by The
                        Registrant to The Kushner-Locke Company
     4.4*               Warrant to purchase up to 1000 shares of Common Stock,
                        dated January 7, 1999, issued by the Registrant to The
                        Kushner-Locke Company

___________________________

*Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the S-1 Registration Statement of Registrant, File No. 333-76099, filed with the Securities and Exchange Commission on May 20, 1999.


                                       2.
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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              US SEARCH.com Inc.

Date: May 20, 1999            By: /s/ C. Nicholas Keating, Jr.
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                                 C. Nicholas Keating, Jr.
                                 Chief Executive Officer

                                       3.